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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

                       DATE OF REPORT -- October 19, 1995
                       (Date of earliest event reported)

                               MEDIQ INCORPORATED
             (Exact name of Registrant as specified in its charter)

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
              DELAWARE                               1-8147                              51-0219413
      (State of incorporation)              (Commission file number)                   (IRS employer
                                                                                   identification number)
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                     ONE MEDIQ PLAZA, PENNSAUKEN, NJ 08110
               (Address of principal executive offices, zip code)

                            AREA CODE (609) 665-9300
                               (Telephone number)
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ITEM 5. OTHER EVENTS.

     MEDIQ Incorporated (the "Company") announced on October 19, 1995 that the Special Committee of its Board of Directors formed for the purpose of exploring alternative ways to maximize shareholder value has determined to recommend to the Board of Directors that the Board reject the two outstanding offers to acquire the Company and terminate any further efforts to sell the Company at this time.

     The Company announced on October 23, 1995 that the Board of Directors accepted the recommendation of its Special Committee to reject the two outstanding offers to acquire the Company and terminate any further efforts to sell the Company at this time. The Company will continue the process of divesting itself of substantially all operating assets of the Company, other than its wholly-owned subsidiary, MEDIQ/PRN, and will use the divestiture proceeds to retire debt. The Company said that after evaluating various alternatives for maximizing shareholder value, including the possible sale of all or substantially all of the stock or assets of the Company, the Board determined to concentrate on further developing and operating the business of MEDIQ/PRN which it believes offers the best opportunity for future growth with reduced leverage. MEDIQ/PRN is the country's leading provider of life support and critical care equipment on a rental basis.

     The Company also announced on October 23, 1995 that in light of the concentration on the growth of MEDIQ/PRN, the Board of Directors accepted the resignation of Bernard J. Korman as President and Chief Executive Officer of the Company with thanks for his 22 years of loyal service and leadership. Further, the Board elected Thomas E. Carroll, currently the President of MEDIQ/PRN, as President of the Company, Chief Executive Officer of both the Company and MEDIQ/PRN and a director of the Company.

     The Company also announced on October 23, 1995 that it continues to support the previously announced efforts of the Board of Directors of NutraMax Products, Inc. to explore opportunities to maximize value for NutraMax shareholders. MEDIQ owns 47% of NutraMax Products, Inc. (NASDAQ:NMPC), a leading private label health and personal care products company, marketing products in the feminine needs, cough/cold, baby care, eye care and personal care categories.

     The Company also announced on October 23, 1995 that it reaffirmed its intention to pursue the realization of the value of its investment in PCI Services, Inc. MEDIQ owns 47% of PCI Services, Inc. (NASDAQ:PCIS), a leading independent provider of pharmaceutical packaging services.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

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

(c)        Exhibits
99.1       Press Release, dated October 19, 1995
99.2       Press Release, dated October 23, 1995
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MEDIQ Incorporated____________________
                                          (Registrant)

                                          /S/__MICHAEL F. SANDLER_______________
                                          Michael F. Sandler
                                          Senior Vice President -- Finance
                                            & Chief Financial Officer

Date: November 6, 1995

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